UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2017 (April 4, 2017)

PROPETRO HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-38035	26-3685382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1706 S. Midkiff, Bldg. B
Midland, Texas 79701
(Address of principal executive offices and zip code)

(432) 688-0012
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Resignation of Francesco Ciabatti from the Board of Directors

Effective April 4, 2017 and pursuant to a stockholders agreement (the “Stockholders Agreement”) by and among ProPetro Holding Corp. (the “Company”) and Energy Capital Partners II, LP, Energy Capital Partners II-A, LP, Energy Capital Partners II-B, LP, energy Capital Partners II-C (Direct IP), LP, Energy Capital Partners II-D, LP and Energy Capital Partners II (Midland Co-Invest), LP (collectively, “Energy Capital Partners”), Francesco Ciabatti resigned as a director of the Company. Mr. Ciabatti has not resigned as a result of any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

Appointment of Steven Beal to the Board of Directors

In connection with the resignation of Mr. Ciabatti and in accordance with the Stockholders Agreement, Steven Beal was appointed as a director by the Company’s Board of Directors on April 4, 2017. Mr. Beal was appointed Chairman of the Audit Committee, replacing Jack Moore, who shall continue to serve as a member of the Audit Committee. The Board of Directors has determined that Mr. Beal is an “audit committee financial expert.”

Mr. Beal, age 58, currently serves on the board of directors of Concho Resources Inc. (“Concho”) and First Financial Bankshares, Inc. Mr. Beal also served as a consultant to Concho from 2009 to 2013, and, prior to that, he served as the president and chief operating officer of Concho from its formation in 2004 until his retirement in 2009. Previously, Mr. Beal was a director and the executive vice president and chief financial officer of Concho Oil & Gas Corp. from its formation until becoming its president and chief operating officer in 2002, a position he held until 2004. Prior to Concho Oil & Gas Corp., Mr. Beal was a director and the vice president and chief financial officer of Concho Resources Inc., a predecessor company to Concho, from its formation in 1997 until its sale in 2001. From 1988 to 1997, Mr. Beal was employed by Parker & Parsley Petroleum company in a variety of capacities, including serving as senior vice president and chief financial officer. From 1981 to 1988, Mr. Beal was employed by the accounting firm currently known as PricewaterhouseCoopers. Mr. Beal is a graduate of the University of Texas with a Bachelor of Business Administration in accounting.

The Board of Directors determined that Mr. Beal has no relationships with the Company or its subsidiaries, either directly or indirectly, that would be inconsistent with a determination of independence under the applicable rules and regulations of the New York Stock Exchange and the United States Securities and Exchange Commission. Additionally, there are no family relationships between Mr. Beal and the executive officers or directors of the Company and no transactions that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934.

Mr. Beal shall receive compensation for serving on the Board of Directors consistent with the Company’s Non-Employee Director Compensation Policy, filed as Exhibit 10.20 to the Company’s Registration Statement on Form S-1.

Approval of Bonuses for Certain Officers and Directors

In connection with the Company’s recently consummated initial public offering, the Company awarded discretionary cash bonuses to Dale Redman, Jeffrey Smith, David Sledge and Spencer Armour in the amount of $125,000, $75,000, $435,000 and $435,000, respectively. The bonuses will be paid within 30 days following April 4, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPETRO HOLDING CORP.

Dated: April 5, 2017	By:	/s/ Mark Howell
Mark Howell
General Counsel